EXHIBIT 32

                                  CERTIFICATION
                      (PURSUANT TO 18 U.S.C. SECTION 1350)


     The undersigned hereby certifies that, to his knowledge, (I) the Quarterly Report on Form 10-Q filed by First Citizens Bancorporation of South Carolina, Inc. (the "Company") for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (II) the information contained in that report fairly presents, in all material respects, the financial condition at September 30, 2003, September 30, 2002 and December 31, 2002, and the results of operations of the Company for the nine months and quarters ended September 30, 2003 and September 30, 2002 .


Date:  November 13, 2003                      /s/    Jim  B.  Apple
                                              ---------------------
                                              Jim  B.  Apple
                                              Chief  Executive  Officer



Date:  November 13, 2003                      /s/    Craig  L.  Nix
                                              ---------------------
                                              Craig  L.  Nix
                                              Chief  Financial  Officer



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